                                                                       Exhibit 1

                             UNDERWRITING AGREEMENT


                                                               June 14, 2001

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

The representative named on the signature page hereof (the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated November 1, 1999, as filed as Exhibit 1.2 to Registration Statement No. 333-90385 (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                              Very truly yours,

                                              CONSOLIDATED EDISON COMPANY
                                                OF NEW YORK, INC.


                                              By: /s/ Robert P. Stelben
                                                  ----------------------------
                                                  Robert P. Stelben
                                                  Vice President and Treasurer


Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:


SALOMON SMITH BARNEY INC.


By: /s/ Howard Hiller
    ---------------------
    Howard Hiller
    Managing Director


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

                                   SCHEDULE I

                                                     Principal Amount of
                                                     Designated Securities
Underwriter                                          to be Purchased
Salomon Smith Barney Inc.                             $56,100,000
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated                                         56,050,000
Morgan Stanley & Co. Incorporated                      56,050,000
A.G. Edwards & Sons, Inc.                              54,000,000
Prudential Securities Incorporated                     54,000,000
UBS Warburg LLC                                        54,000,000
Goldman, Sachs & Co.                                    4,000,000
J.P. Morgan Securities Inc.                             4,000,000
Lehman Brothers Inc.                                    4,000,000
Doley Securities, Inc.                                  2,000,000
The Williams Capital Group, L.P.                        2,000,000
ABN AMRO Incorporated                                   2,600,000
Bear, Stearns & Co. Inc.                                2,600,000
Charles Schwab & Co., Inc.                              2,600,000
Dain Rauscher Wessels                                   2,600,000
Deutsche Banc Alex. Brown Inc.                          2,600,000
First Union Securities, Inc.                            2,600,000
H&R Block Financial Advisors, Inc.                      2,600,000
McDonald Investments Inc., a KeyCorp
  Company                                               2,600,000
Raymond James & Associates, Inc.                        2,600,000
Robert W. Baird & Co. Incorporated                      2,600,000
The Robinson-Humphrey Company, LLC                      2,600,000
US Bancorp Piper Jaffray Inc.                           2,600,000
Wells Fargo/Van Kasper & Co.                            2,600,000
Advest Inc.                                               800,000
BB&T Capital Markets, a Division of
  Scott and Stringfellow, Inc.                            800,000
CIBC World Markets Corp.                                  800,000
Crowell, Weedon & Co.                                     800,000
Fahnestock & Co. Inc.                                     800,000
Gibraltar Securities Co.                                  800,000
Gruntal & Co., L.L.C.                                     800,000
J.J.B. Hilliard, W.L. Lyons, Inc.                         800,000
Janney Montgomery Scott LLC                               800,000
Legg Mason Wood Walker, Incorporated                      800,000
Mesirow Financial, Inc.                                   800,000
Morgan Keegan & Company, Inc.                             800,000
Muriel Seibert & Co., Inc.                                800,000
NatCity Investments, Inc.                                 800,000
Pryor, Counts & Co., Inc.                                 800,000
Quick & Reilly, Inc.                                      800,000
Ragen MacKenzie, a Division of Wells
  Fargo Investments LLC                                   800,000
Ramirez & Co., Inc.                                       800,000
Southwest Securities, Inc.                                800,000
Stifel, Nicolaus & Company
  Incorporated                                            800,000
TD Waterhouse, Inc.                                       800,000
Tucker Anthony Incorporated                               800,000
Utendahl Capital Partners, L.P.                           800,000
Wachovia Securities, Inc.                                 800,000
William Blair & Company, L.L.C.                           800,000

             Total                                   $400,000,000

                                   SCHEDULE II

Title of Designated Securities:

      7.50% Public Income NotES (7.50% Debentures, Series 2001 A) due 2041.


Aggregate principal amount:

      $400,000,000, issuable in minimum denominations of $25 and increased in multiples thereof.


Price to Public:

      Initially 100% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 19, 2001 to the date of delivery, thereafter at market prices prevailing at the time of sale or at negotiated prices.


Purchase Price by Underwriters:

      96.85% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 19, 2001 to the date of delivery.


Specified funds for, and manner of, payment of purchase price:

      Funds will be delivered by wire transfer pursuant to the Company's written instructions to the Representative.


Indenture:

      Indenture, dated as of December 1, 1990, between the Company and The Chase Manhattan Bank, as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and The Chase Manhattan Bank, as Trustee.

Maturity:

      July 1, 2041.


Interest Rate:

      As set forth in the prospectus supplement, dated June 14, 2001, for the Designated Securities (the "Prospectus Supplement") to the prospectus, dated May 24, 2001 (the "Prospectus"), filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, in connection with the Company's Registration Statement on Form S-3 (No. 333-61008, declared effective by the SEC on May 24, 2001).


Interest Payment Dates:

      As set forth in the Prospectus Supplement.


Redemption Provisions:

      As set forth in the Prospectus Supplement.


Sinking Fund Provisions:

      None.


Time of Delivery:

      10:00 a.m., on June 19, 2001.


Closing Location:

      Room 1618-S at the Company, 4 Irving Place, New York, NY 10003.

Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:


1. The sentence regarding delivery of the Designated Securities on the front cover of the Prospectus Supplement

2. The second paragraph, the final sentence of the third paragraph, the second sentence of the fourth paragraph, and the fifth, sixth and seventh paragraphs of the section entitled "Underwriting" on page S-8 of the Prospectus Supplement.

Address of Representative:

      Salomon Smith Barney Inc.
      Seven World Trade Center
      New York, New York 10048
      Attention: Hal A. Clark, Managing Director

Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions:

      Description of Securities
      Description of the PINES

Modification of Basic Provisions

Delete Section 6 (d) of the Basic Provisions in its entirety and substitute the following:

"The Representative shall have received at the Time of Delivery a letter from PricewaterhouseCoopers LLP, dated the Time of Delivery, substantially in the form theretofore supplied to and deemed satisfactory by the Representative."